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                    CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in Solutia's
Registration Statements on Form S-8 (Nos. 333-34561, 333-34587,
333-34589, 333-34591, 333-34593, 333-34683, 333-35689, 333-47911,
333-51081, 333-74463, and 333-74465) of our opinion dated March 1, 2000
(relating to the financial statements of Viking Resins Group Holdings B.V.
and subsidiaries), appearing in Exhibit 99.1 to this Form 8-K/A of Solutia Inc.



Deloitte & Touche Accountants

Amsterdam, The Netherlands

March 1, 2000